Clean Coal Technologies Inc. Announces the Appointment of Dr. Scott Younger to Board of Directors

Dr. Younger is a Recognized Leader in Infrastructure Development Across Asia

New York, NY, November 26, 2013  - Clean Coal Technologies, Inc.(CCTC) ("the Company"), an emerging cleaner-energy company utilizing patented technology to convert raw coal into a cleaner burning and more efficient fuel, today announced that Dr. Scott Younger has been appointed to the Company’s Board of Directors, effective immediately. Dr. Younger’s distinguished career in business, academia and public policy earned him an OBE (Order of the British Empire) in 2003.

As a civil engineer, infrastructure development consultant, adviser and academic with 35 years of experience in South East Asia, Dr. Younger’s expertise covers mining,highways, water and ports. Since 1978, he has been involved in infrastructure projects across ten countries in Asia, many in conjunction with the world’s leading lending agencies.He has served on a number of international and regional bodies associated with infrastructure delivery and is a regular contributor to conferences as well as academic and non-academic publications, including Forbes and Globe Asia magazine.

Dr. Younger takes an active interest in regional economic and political development, triggered by participation in UK politics in the early 1970s. He was Chairman of Strategic Intelligence from 1998-2001, and for the past decade he has been co-Chair of the Indonesian branch of D Group, an influential London-based business networking company.Since 1995 he has been actively involved with the British and, from 2005, European Chambers of Commerce in Indonesia. He is currently senior Vice Chairman of the International Business Chamber, which he joined in 2003. All these organs connect into government. In 1997, he served as secretary of the ASEAN-EU Business Dialogue for that year.

Dr. Younger is also a passionate advocate of Sustainable Development.Since 1999 he has been Commissioner/Adviser of the East Bali Poverty Project, a successful Bali-based sustainable development project that has transformed the lives of 17,000 people from abject poverty to a thriving community.

Dr. Younger currently serves as a Director of PT Nusantara Infrastructure Tbk, a publicly listed company invested in Indonesian toll roads and ports, and as President Commissioner of Glendale Partners, a consultancy specializing in project development and advisory services.

Dr. Younger earned his Ph.D degree at Hong Kong University and his Master’s and BSc. degrees, respectively, at UC Berkeley and at the University of Glasgow.

About Clean Coal Technologies, Inc.Clean Coal Technologies, Inc., a cleaner-energy technology company with headquarters in New York City, NY, holds patented process technology and other intellectual property that converts raw coal into a cleaner burning fuel. The Company's trademarked end products, "Pristine™" coals, are significantly more efficient, less polluting, more cost-effective, and provide more heat than untreated coal. The principal elements of the Company's pre combustion technology are based on well-proven science and tried-and-tested industrial components. The Company's clean coal technology may reduce some 90% of chemical pollutants from coal, including Sulfur and Mercury, thereby reducing emissions affecting some coal-fired power plants.

For more information about Clean Coal Technologies please visit: www.cleancoaltechnologiesinc.com

This press release may contain forward-looking statements that reflect the Company's current expectations and projections about future results, performance, prospects and opportunities. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, the Company assumes no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

Contact:

Investors

Adam Holdsworth

adamh@proactivecapital.com

646-862-4607

Media

Sandra Lee

slee@proactivecapital.com

646-862-4608